Exhibit d 3 a

THE MAINSTAY FUNDS
MAINSTAY FUNDS TRUST

MAINSTAY VP FUNDS TRUST

AMENDMENT TO AMENDED AND RESTATED SUBADVISORY AGREEMENT

This Amendment to the Amended and Restated Subadvisory Agreement, is made as of the 28th day of February, 2018, between New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”) and MacKay Shields LLC, a Delaware limited liability company (the “Subadvisor”).

WHEREAS, the Manager and the Subadvisor are parties to the Amended and Restated Subadvisory Agreement, dated January 1, 2018 (“Agreement”); and

WHEREAS, the parties hereby wish to amend the Subadvisory Agreement to (i) reflect revised subadvisory fees with respect to the MainStay Income Builder Fund, the MainStay MacKay Emerging Markets Equity Fund, the MainStay MacKay High Yield Corporate Bond Fund, the MainStay MacKay High Yield Municipal Bond Fund and the MainStay MacKay Tax Free Bond Fund; and (ii) change the names of certain Funds as follows:

Former Name	New Name
MainStay California Tax Free Opportunities Fund	MainStay MacKay California Tax Free Opportunities Fund
MainStay Common Stock Fund	MainStay MacKay Common Stock Fund
MainStay Convertible Fund	MainStay MacKay Convertible Fund
MainStay Cornerstone Growth Fund	MainStay MacKay Growth Fund
MainStay Emerging Markets Debt Fund	MainStay MacKay Emerging Markets Debt Fund
MainStay Emerging Markets Equity Fund	MainStay MacKay Emerging Markets Equity Fund
MainStay Government Fund	MainStay MacKay Government Fund
MainStay High Yield Corporate Bond Fund	MainStay MacKay High Yield Corporate Bond Fund
MainStay High Yield Municipal Bond Fund	MainStay MacKay High Yield Municipal Bond Fund
MainStay International Equity Fund	MainStay MacKay International Equity Fund
MainStay International Opportunities Fund	MainStay MacKay International Opportunities Fund
MainStay New York Tax Free Opportunities Fund	MainStay MacKay New York Tax Free Opportunities Fund
MainStay S&P 500 Index Fund	MainStay MacKay S&P 500 Index Fund
MainStay Short Duration High Yield Fund	MainStay MacKay Short Duration High Yield Fund
MainStay Tax Advantaged Short Term Bond Fund	MainStay MacKay Tax Advantaged Short Term Bond Fund
MainStay Tax Free Bond Fund	MainStay MacKay Tax Free Bond Fund
MainStay Total Return Bond Fund	MainStay MacKay Total Return Bond Fund
MainStay U.S. Equity Opportunities Fund	MainStay MacKay U.S. Equity Opportunities Fund
MainStay Unconstrained Bond Fund	MainStay MacKay Unconstrained Bond Fund

NOW, THEREFORE, the parties agree as follows:

(i)	Effective February 28, 2018, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers and attested effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Thomas Lynch	By:	/s/ Yie-Hsin Hung
Name:	Thomas Lynch	Name:	Yie-Hsin Hung
Title:	Director and Associate General Counsel	Title:	Chief Executive Officer

MACKAY SHIELDS LLC

Attest:	/s/ Young Lee	By:	/s/ Lucille Protas
Name:	Young Lee	Name:	Lucille Protas
Title:	General Counsel	Title:	President

2

SCHEDULE A

(As of February 28, 2018)

As compensation for services provided by Subadvisor, the Manager will pay the Subadvisor and Subadvisor agrees to accept as full compensation for all services rendered hereunder, at an annual subadvisory fee equal to the following:

Fund / Portfolio	Annual Rate on allocated assets
The MainStay Funds
MainStay Income Builder Fund (investment sleeve)*	0.32% on assets up to $500 million; 0.30% on assets from $500 million to $1 billion; 0.2875% on assets from $1 billion to $5 billion; and 0.2825% on assets over $5 billion*
MainStay MacKay Common Stock Fund*	0.275% on assets up to $500 million; 0.2625% on assets from $500 million to $1 billion; and 0.25% on assets over $1 billion
MainStay MacKay Convertible Fund*	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion; and 0.25% on assets over $1 billion
MainStay MacKay Emerging Markets Debt Fund	0.35% on assets up to $500 million; and 0.325% on assets over $500 million
MainStay MacKay Government Fund*	0.25% on assets up to $500 million; 0.2375% on assets from $500 million to $1 billion; and 0.225% on assets over $1 billion
MainStay MacKay High Yield Corporate Bond Fund

0.30% on assets up to $500 million;
0.275% on assets from $500 million to $5 billion;
0.2625% on assets from $5 billion to $7 billion;

0.25% on assets from $7 billion to $10 billion; and
0.245% on assets from $10 billion to $15 billion; and
0.24% on assets over $15 billion

MainStay MacKay International Equity Fund*	0.445% on assets up to $500 million; and 0.425% on assets over $500 million
MainStay MacKay Tax Free Bond Fund*	0.225% on assets up to $500 million; 0.2125% on assets from $500 million to $1 billion; 0.20% on assets from $1 billion to $5 billion; and 0.195% on assets over $5 billion
MainStay MacKay Unconstrained Bond Fund	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion; 0.25% on assets from $1 billion to $5 billion; and 0.2375% on assets over $5 billion

MainStay Funds Trust
MainStay Absolute Return Multi-Strategy Fund* (MacKay sleeve) Cornerstone sleeve	0.375% 0.625%
MainStay Balanced Fund (investment sleeve)	0.35% on assets up to $1 billion; 0.325% on assets from $1 billion to $2 billion; and 0.30% on assets over $2 billion
MainStay MacKay California Tax Free Opportunities Fund*	0.25% on all assets
MainStay MacKay Emerging Markets Equity Fund*	0.50% on assets up to $1 billion; and 0.4875% on assets over $1 billion
MainStay MacKay Growth Fund*	0.35% on assets up to $500 million; 0.325% on assets from $500 million to $1 billion; 0.3125% on assets from $1 billion to $2 billion; and 0.30% on assets over $2 billion
MainStay MacKay High Yield Municipal Bond Fund*	0.275% on assets up to $1 billion; 0.27% on assets from $1 billion to $3 billion; 0.265% on assets from $3 billion to $5 billion; and 0.26% on assets over $5 billion
MainStay MacKay International Opportunities Fund*	0.55% on all assets
MainStay MacKay New York Tax Free Opportunities Fund*	0.25% on all assets
MainStay MacKay S&P 500 Index Fund*	0.08% on assets up to $2.5 billion; and 0.075% on assets over $2.5 billion
MainStay MacKay Short Duration High Yield Fund*	0.325% on all assets
MainStay MacKay Tax Advantaged Short Term Bond Fund*	0.225% on all assets
MainStay MacKay Total Return Bond Fund*	0.25% up to $1 billion; 0.2375% from $1 billion to $3 billion; and 0.2325% over $3 billion
MainStay MacKay U.S. Equity Opportunities Fund*	0.50% on assets up to $1 billion; and 0.4875% on assets over $1 billion
MainStay VP Funds Trust
MainStay VP Absolute Return Multi-Strategy Portfolio* (MacKay investment sleeve) Cornerstone investment sleeve	0.375% 0.625%
MainStay VP Balanced Portfolio (investment sleeve)	0.35% on assets up to $1 billion; 0.325% on assets from $1 billion to $2 billion; and 0.30% on assets over $2 billion

Fund / Portfolio	Annual Rate on allocated assets
MainStay VP Common Stock Portfolio	0.275% on assets up to $500 million; 0.2625% on assets from $500 million to $1 billion; and 0.25% on assets over $1 billion
MainStay VP Convertible	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion 0.25% on assets over $1 billion
MainStay VP Cornerstone Growth Portfolio	0.35% on assets up to $500 million; 0.325% on assets from $500 million to $1 billion; 0.3125% on assets from $1 billion to $2 billion; 0.30% on assets over $2 billion
MainStay VP Emerging Markets Equity Portfolio*	0.525% on assets up to $1 billion; 0.5125% on assets over $1 billion
MainStay VP Government Portfolio	0.25% on assets up to $500 million; 0.2375% on assets from $500 million to $1 billion; and 0.225% on assets over $1 billion
MainStay VP High Yield Corporate Bond Portfolio	0.285% on assets up to $1 billion; 0.275% on assets from $1 billion to $5 billion; and 0.2625% on assets over $5 billion
MainStay VP Income Builder Portfolio (investment sleeve)	0.285% on assets up to $1 billion; and 0.275% on assets over $1 billion
MainStay VP International Equity Portfolio	0.445% on assets up to $500 million; and 0.425% on assets over $500 million
MainStay VP Mid Cap Core Portfolio*	0.425% on assets up to $1 billion; and 0.40% on assets over $1 billion
MainStay VP S&P 500 Index Portfolio*	0.08% on assets up to $2.5 billion; and 0.075% on assets over $2.5 billion
MainStay VP Small Cap Core Portfolio*	0.425% on assets up to $1 billion; and 0.40% on assets over $1 billion
MainStay VP Unconstrained Bond Portfolio	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion; 0.25% on assets from $1 billion to $5 billion; and 0.2375% on assets over $5 billion

The portion of the fee based upon the average daily net assets of the respective Fund / Portfolio shall be accrued daily at the rate of l/(number of days in calendar year) of the annual rate applied to the daily net assets of the Fund / Portfolio. Payment will be made to the Subadvisor on a monthly basis.

* The Manager has agreed to waive a portion of the Fund’s/Portfolio’s management fee or reimburse the expenses of the appropriate class of the Fund/Portfolio so that the class total ordinary operating expenses do not exceed certain amounts. These waivers or expense limitations may be changed with Board approval. To the extent the Manager has agreed to waive its management fee or reimburse expenses, the Subadvisor, upon reasonable prior notice from the Manager, has voluntarily agreed to waive or reimburse its fee in proportion to the percentage of the total subadvisory fee that the Subadvisor earns.